Exhibit 99.1

Press Release

StoneMor Partners L.P. Announces 2006 Third Quarter Results

Bristol, PA, November 9, 2006 – StoneMor Partners L.P. (NASDAQ: STON) today announced its operating results for the third quarter ended September 30, 2006.

The following table summarizes selected comparative items that the Partnership believes are representative of its operating performance for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
	(in thousands)		(in thousands)
Total Revenues	$24,821	$26,785	$71,015	$81,729
Operating Profit	$2,746	$3,342	$8,454	$9,546
Net Income	$656	$1,059	$2,676	$3,080
Distributable Free Cash Flow (a)	$4,214	$9,667

(a)	This is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures within this press release.

The Company is pleased to announce improvements in its Total Revenues, Operating Profit, Net Income, and Distributable Free Cash Flow for the third quarter and nine months ended September 30, 2006. These improvements show the positive result of the Company’s program of growth through acquisition. During November 2005, the Company acquired 22 cemeteries and 6 funeral homes, the results of which significantly contributed to these quarter and year-to-date improvements. Revenues increased over 8% for the quarter from 2005 levels and 15% for the nine months, while Operating Profit increased almost 22% for the quarter and 13% for the nine months. Net Income increased 61% for the quarter and 15% for the nine months. Distributable Free Cash Flow increased over 129% to $9.667 million for the quarter. The calculation of distributable free cash flow was positively affected by a program instituted during the third quarter, which encouraged our customers to accelerate the timing of their payments. The net cash retained by the Company in the third quarter as a result of this program was approximately $4.8 million. As a result of these collections, the Company’s cash position has improved to in excess of $14 million. Also, as a result of this program, the Company is required to pay into its merchandise trust fund approximately $1.8 million. These funds will be paid in the fourth quarter 2006. This program was initiated for a short time and the Company does not expect future periods to have similar benefit. Through changes in product mix and control of product cost and price increases, the Company was able to improve its gross margin percentage (the percentage of Cost of Goods Sold to Cemetery Revenues) by 1% during the quarter. Year to date this percentage also improved. Selling Expense, which is evaluated as a percentage of Cemetery Revenues, also improved during the third quarter, while still being slightly higher for the year. The cost increases in General and Administrative Expenses and Corporate Overhead are due to the additional properties acquired in 2005. While the Company is organized as a master limited partnership and as such is taxed at a reduced rate, it has many subsidiaries that are corporations and taxed as such. The distribution of income by state is a main factor in the fluctuation of income tax expense for many reasons, one of which includes utilization of operating loss carry-forwards.

Operating Statistics

Operating statistics are important in the Company’s evaluation of the success of its performance. The Company believes the following statistics are the most important.

	Three Months Ended September 30,
	2005	2006
Interments performed	5,007	6,116
Cemetery revenues per interment performed	$4,855	$4,197
Aggregate value of contracts written (in thousands)	$23,804	$27,126

The improvement in interments performed is primarily related to the Company’s acquisitions completed in November 2005, the properties of which were not included in the third-quarter 2005 operating results. The decrease in cemetery revenues per interment performed reflects the moving of this statistic back to normal levels. Additionally, the new cemeteries acquired have a product revenue mix different than the same-store properties. This different product mix has the effect of lowering cemetery revenues per interment. The Company has been experiencing a decrease in this statistic and expects it to stabilize at current levels. The Company does not expect major fluctuations in cemetery revenues per interment performed in the future; it does, however, expect this statistic to fluctuate with acquisitions, depending on the various state trusting laws. The aggregate value of contracts written increased primarily as a result of additional contracts written related to the acquisitions the company consummated in November of last year. The aggregate value of contracts written adds to the Company’s deferred revenue, which increases the backlog of revenue to be recognized in the future. During the nine months ended September 30, 2006, interments performed and the aggregate value of contracts written improved from the similar 2005 period.

Distributable Free Cash Flow

The Company defines distributable free cash flow as net cash provided by operating activities before appropriate reserves, if any, adjusted for expenditures related to its initial public offering, less maintenance capital expenditures and debt payments not funded by the proceeds of that offering, and other expenditures not related to normal operating activities during the period presented. A reconciliation between net cash provided by operating activities (the GAAP financial measure the Company believes is most directly comparable to distributable free cash flow) and distributable free cash flow for the quarters ended September 30, 2005 and 2006 follows:

	Three Months Ended September 30,
(in thousands)	2005	2006
Net cash provided by operating activities	$4,429	$10,984
Maintenance capital expenditures	(215)	(703)
Quarterly reserve for payment of income taxes	—	(614)

Distributable free cash flow	$4,214	$9,667

The increase in distributable cash flow during the quarter primarily resulted from the initiation of a program wherein we encouraged our customers to accelerate the timing of their payments. This program yielded approximately $4.8 million in additional cash flow from operations during the third quarter of 2006 and is reflected as part of the reduction during the quarter in both accounts receivable and accounts payable. This program was initiated for a short time and the Company does not expect future periods to have similar benefit.

The quarterly reserve for payment of income taxes is the Company’s estimate of one quarter’s tax charge.

Distributable free cash flow is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the discussion of non-GAAP financial measures within this press release.

Acquisitions

On September 29, 2006, we completed the acquisition of 21 cemeteries and 14 funeral homes for the aggregate purchase price of $11.750 million. We paid $5.875 million in cash and issued 275,046 common units representing limited partner interests in StoneMor Partners L.P. In addition, we will assume the merchandise and service liabilities associated with certain pre-arranged bonded contracts valued at approximately $2.8 million related to the properties.

The properties are located in Alabama (5 cemeteries and 3 funeral homes), Oregon (5 cemeteries and 6 funeral homes), Michigan (3 cemeteries), Kansas (2 cemeteries and 1 funeral home), Colorado (2 cemeteries), Washington (1 cemetery and 2 funeral homes), West Virginia (2 funeral homes), Kentucky (1 cemetery), Illinois (1 cemetery), and Missouri (1 cemetery). In conjunction with this transaction, StoneMor received control of merchandise and funeral trusts of approximately $30.0 million and perpetual care trusts of approximately $16.0 million related to these locations. The acquisition of these properties is consistent with StoneMor’s growth strategy and provides for an expansion of its national operating platform.

In the aggregate, the 21 cemeteries and 14 funeral homes annually perform approximately 4,300 interments and 2,000 calls, respectively. In 2005, these locations produced annual cemetery revenues of approximately $9.9 million and annual funeral home revenues of approximately $6.1 million. The Company anticipates these acquisitions to have a positive effect on distributable free cash flow in the future.

Investors’ Conference Call

An investors’ conference call to review the 2006 third-quarter results (which will be released before this call) on Thursday, November 9, 2006, at 11:00 a.m. Eastern Time. The conference call can be accessed by calling (888) 662-9069. An audio replay of the conference call will be available by calling (800) 633-8284 through 1:00 p.m. Eastern Time on November 23, 2006. The reservation number for the audio replay is as follows: 2130751. The audio replay of the conference call will also be archived on StoneMor’s website at http://stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Bristol, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 175 cemeteries and 27 funeral homes in 21 states. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the Company’s operating activities, the plans and objectives of the Company’s management, assumptions regarding the Company’s future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the impact of the Company’s significant leverage on its operating plans; the ability of the Company to service its debt; the Company’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in political or regulatory environments, including potential changes in tax accounting and trusting policies; the Company’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; uncertainties associated with the integration or the anticipated benefits of the acquisition of assets from Service Corporation International, disclosed within this press release; and various other uncertainties associated with the deathcare industry and the Company’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events, or otherwise.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(in thousands, except unit data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2006	2005	2006
Revenues:
Cemetery	$24,309	$25,670	$69,353	$78,025
Funeral home	512	1,115	1,662	3,704

Total revenues	24,821	26,785	71,015	81,729

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Land and crypts	1,621	1,278	4,209	4,141
Perpetual care	687	794	2,094	2,377
Merchandise	1,346	1,457	3,796	4,146
Cemetery expense	5,544	5,983	15,872	17,985
Selling expense	5,134	5,270	14,595	16,689
General and administrative expense	2,736	3,105	7,658	9,255
Corporate overhead	3,799	3,772	10,391	12,006
Depreciation and amortization	712	842	2,580	2,588
Funeral home expense	496	942	1,366	2,996

Total cost and expenses	22,075	23,443	62,561	72,183

OPERATING PROFIT	2,746	3,342	8,454	9,546
INTEREST EXPENSE	1,631	1,860	4,800	5,375

INCOME BEFORE INCOME TAXES	1,115	1,482	3,654	4,171
INCOME TAXES:
State	376	130	620	385
Federal	83	293	358	706

Total income taxes	459	423	978	1,091

NET INCOME	$656	$1,059	$2,676	$3,080

General partner’s interest in net income for the period	$14	$21	$54	$62
Limited partners’ interest in net income for the period
Common	$321	$536	$1,311	$1,558
Subordinated	$321	$502	$1,311	$1,460
Net income per limited partner unit (basic and diluted)	$.08	$.12	$.31	$.34
Weighted average number of limited partners’ units outstanding (basic and diluted)	8,480	8,767	8,480	8,763

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended September 30, 2006.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2005	September 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,925	$14,382
Accounts receivable, net of allowance	29,991	27,842
Prepaid expenses	2,420	3,003
Other current assets	1,316	2,165

Total current assets	40,652	47,392
LONG-TERM ACCOUNTS RECEIVABLE - net of allowance	33,672	30,896
CEMETERY PROPERTY	164,772	164,588
PROPERTY AND EQUIPMENT, net of accumulated depreciation	27,091	30,428
MERCHANDISE TRUSTS, restricted, at fair value	113,432	144,488
PERPETUAL CARE TRUSTS, restricted, at fair value	136,719	161,596
DEFERRED FINANCING COSTS - net of accumulated amortization	1,985	1,428
DEFERRED SELLING AND OBTAINING COSTS	30,554	33,082
OTHER ASSETS	1,958	2,017

TOTAL ASSETS	$550,835	$615,915

LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$7,461	$5,714
Accrued interest	260	306
Current portion, long-term debt	641	823

Total current liabilities	8,362	6,843
LONG-TERM DEBT	86,304	101,684
DEFERRED CEMETERY REVENUES, net	167,844	191,396
MERCHANDISE LIABILITY	42,621	49,165

TOTAL LIABILITIES	305,131	349,088

COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTEREST IN PERPETUAL CARE TRUSTS	136,719	161,596
PARTNERS’ EQUITY
General partner	1,537	1,461
Limited partners:
Common	72,750	73,693
Subordinated	34,698	30,077

Total partners’ equity	108,985	105,231

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$550,835	$615,915

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended September 30, 2006.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2005	2006
OPERATING ACTIVITIES:
Net income	$2,676	$3,080
Adjustments to reconcile net income to net cash provided by operating activity:
Cost of lots sold	2,856	3,258
Depreciation and amortization	2,580	2,588
Deferred income tax	459	—
Other non cash	—	376
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	321	9,828
Allowance for doubtful accounts	—	500
Merchandise trust fund	6,738	(1,419)
Prepaid expenses	(866)	(583)
Other current assets	(256)	(1,085)
Other assets	(8)	(57)
Accounts payable and accrued and other liabilities	(1,758)	(1,755)
Deferred selling and obtaining costs	(1,292)	(2,528)
Deferred cemetery revenue	5,505	9,147
Merchandise liability	(5,349)	(4,907)

Net cash provided by operating activities	11,606	16,443

INVESTING ACTIVITIES:
Cost associated with potential acquisitions	(1,706)	(20)
Purchase of Subsidiaries, net of common units issued	—	(9,214)
Additions to cemetery property	(2,087)	(2,920)
Divestiture of funeral home	—	2,091
Addtitions to property and equipment	(1,843)	(1,778)

Net cash used in investing activities	(5,636)	(11,841)

FINANCING ACTIVITIES:
Cash distribution	(12,441)	(12,828)
Additional borrowings on long-term debt	2,400	16,224
Repayments of long-term debt	—	(661)
Sale of partner units	—	120
Cost of financing activities	(178)	—

Net cash used in financing activities	(10,219)	2,855

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,249)	7,457
CASH AND CASH EQUIVALENTS - Beginning of period	14,474	6,925

CASH AND CASH EQUIVALENTS - End of period	$10,225	$14,382

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$4,735	$5,330

Cash paid during the period for income taxes	$970	$3,035

NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of limited partner units to fund cemetery acquisition	$—	$5,875

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended September 30, 2006.